PLAN OF MERGER

     THIS AGREEMENT made and entered into as of this 7th day of December 2000, by and between The Cyber Group Network Corp., a Nevada corporation, with offices at 720 East Carnegie Drive, Suite 200, San Bernardino, California 92408 (the "Cyber Group"), and CGN Acquisitions Corporations, a Nevada corporation, with offices at 720 East Carnegie Drive, Suite 200, San Bernardino, California 92408 ("Cyber Acquisition").

             W   I   T   N   E   S   S   E   T   H:

     WHEREAS, all the of the issued and outstanding capital stock of Cyber Acquisition is owned by the Cyber Group; and

     WHEREAS, the Parties agree that it would be in their respective best interests to merge.

     NOW, THEREFORE, in consideration of the provisions and the representations, warranties and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.

     Terms And Conditions of Stock Exchange and Merger.

     (a) On the "Effective Date", as hereinafter defined, the following shall be or shall have been done:

          (i) Cyber Group and Cyber Acquisition shall have obtained approval for this Agreement and the transactions described herein by their respective Boards of Directors and Shareholders, if necessary, pursuant to the applicable provisions of Nevada law;

          (ii) Cyber Acquisition shall merge into Cyber Group and cease to exist;

          (iii) Cyber Group shall thereupon and thereafter possess, and be the owner of, all the rights, privileges, powers, franchises, patents, trademarks, licenses, and other assets and accounts receivable of every kind and description of Cyber Acquisition, and Cyber Group shall be subject to all the restrictions, disabilities, and duties of Cyber Acquisition with respect thereto; and all property, real, personal or mixed, and all debts and obligation due to Cyber Acquisition on whatever account shall be vested in Cyber Group; and all rights of creditors and all liens upon any property of Cyber Acquisition shall be preserved unimpaired; and all debts, liabilities, duties, and obligations of Cyber Acquisition [including obligations of Cyber Acquisition on account of (A) Stock


/1/


     Subscriptions to which Cyber
     Acquisition is a Party; (B) Debentures of Cyber Acquisition; and (C) Stock Conversion obligations with respect to Debentures of Cyber Acquisition], shall henceforth attach to Cyber Group, and may enforced against Cyber Group to the same extent as if said debts, liabilities, duties, and obligations had been incurred or contracted by Cyber Group;

          (iv) If, at any time after the Effective Date, Cyber Group shall consider or be advised that any further assignments or assurances and law or any other acts are necessary or desirable (A) to vest, perfect or confirm, of record or otherwise, in Cyber Group, title to and possession of any property or right of Cyber Acquisition acquired or to be acquired by reason of, or in connection with, this Merger, or (B) otherwise to carry out the purposes of this Merger, Cyber Acquisition and its officers and directors shall be deemed to have granted to Cyber Group an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law, and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Cyber Group addition and otherwise to carry out the purposes of this Merger; and the proper officers and directors of Cyber Group are fully authorized in the name of Cyber Acquisition otherwise to take any and all such action(s);

          (v) Cyber Acquisition's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due December 5, 2002 (the "Cyber Acquisition Debenture"), together with the authorized but unissued underlying shares of Cyber Acquisition's Common Stock, Par Value $0.001 per share (the "Cyber Acquisition Common Stock"), into which the Cyber Acquisition Debenture is convertible from time to time, shall be converted into an identical Cyber Group debenture (the "Cyber Group Debenture"), together with authorized but unissued underlying shares of Common Stock, Par Value $0.001 per share, of Cyber Group into which the new Cyber Group Debenture may be converted (the "Cyber Group Common Stock");

          (vi) All of the issued and outstanding shares of the Common Stock, Par Value $0.001 per share, of Cyber
     Acquisition held by Cyber Group prior to this Merger may, by virtue of this Merger, and without any further action of Cyber Group, be canceled simultaneously with the effectiveness of this Merger

          (vii) Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a Cyber Acquisition security, shall be deemed for all corporate purposes to evidence ownership of the appropriate number of securities of Cyber Group into which the Cyber Acquisition security shall have been so converted;


/2/


          (viii) Subject to Sub-section (vi), above, each holder of a certificate representing issued and outstanding securities of Cyber Acquisition immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to Cyber Group after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of Cyber Group as described above;

          (ix) If any certificate representing a Cyber Group security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to Cyber Group or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a Cyber Group security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Cyber Group or its transfer agent that such tax has been paid or is not applicable; and

          (x) The officers and directors of Cyber Acquisition shall resign their positions.

     (b) The right to transfer restricted securities may be permitted if, in the opinion of counsel satisfactory to Cyber
Group, the securities may be transferred pursuant to an exemption from registration under the Act.

     (c) This merger shall become effective ("Effective Date") on the day set forth in the Articles of Merger to be filed with the Secretary of State of Nevada by the Parties as soon as practicable after the date this Agreement is signed.


Section 2.

     Representations and Warranties of Cyber Acquisition.

     (a) Organization and Authority. Cyber Acquisition is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its property and assets and to conduct its business in the manner and in the places in which it is now conducted. Cyber Acquisition is qualified to do business as a domestic corporation in the State of Nevada, and the character of the properties owned or leased by Cyber Acquisition and the nature of the business conducted by it does not require such qualification in any other jurisdiction, except where the failure to so qualify would not have a material adverse affect on Cyber Acquisition or its business.


/3/


    (b) Corporate Action. All corporate action necessary on the part of Cyber Acquisition to authorize the execution and delivery of this Agreement and the Articles of Merger and the performance or satisfaction of Cyber Acquisition's obligations hereunder and thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of Cyber Acquisition enforceable in accordance with their respective terms.

     (c)  Capitalization.  As at the Effective Date, Cyber
Acquisition's entire capitalization shall consist of:

          (i) 10,000,000 shares of Common Stock, Par Value $.001 per share, of which 10 shares shall be issued and outstanding; and

          (ii) one 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due December 5, 2002, convertible, from time to time, into authorized but unissued shares of Common Stock, Par Value $.001, per share, upon conversion into which no shares of said authorized but unissued underlying Common Stock shall have been issued.

     As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of Cyber Acquisition is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non- assessable. As of the date of this Agreement and as at Effective Date, there are and will be no outstanding subscriptions, rights, options, warrants or other agreements obligating Cyber Acquisition to issue, sell or transfer any stock or other securities of Cyber Acquisition, except as otherwise described in this Agreement.

     (d) Articles of Incorporation and Bylaws. The Articles of Incorporation and bylaws of Cyber Acquisition are true, correct and complete. The minute books of Cyber Acquisition contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions referred to therein.

     (e) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of Cyber Acquisition; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Cyber Acquisition, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Cyber Acquisition's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by Cyber Group) or mortgage or pledge by Cyber Acquisition of any properties or assets.


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     (f)  Taxes.  Cyber Acquisition has prepared and filed all
appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

     (g) Compliance with Laws. Cyber Acquisition and all business conducted by it has complied with all federal, state, county and local laws, ordinances, regulation, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its business.

     (h) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which Cyber Acquisition is a party or of any judgment, statute, rule or regulation applicable to Cyber Acquisition, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of Cyber Acquisition under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

     (i) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (i) violate any provisions of the Articles of Incorporation or Bylaws of Cyber Acquisition;

          (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or which constitute a default under, any contract or other agreement to which Cyber Acquisition is a party or by or to which it or any of its assets or properties may be bound or subject;

          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Cyber Acquisition or upon the properties or business of Cyber Acquisition; or

          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

     (j) Litigation. There is no outstanding order, judgment, injunction, award or decree of


/5/


any court, government or
regulatory body or arbitration tribunal against or involving Cyber Acquisition. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Cyber Acquisition or any of its respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding except as disclosed in the letter described above. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of Cyber Acquisition or its respective heirs, executors or administrators of such directors or officers.

     (k) Labor Relations. Cyber Acquisition is not a party to any collective bargaining agreement governing its employees.
There is no pending or threatened election for union representation of Cyber Acquisition's employees.

     (l) Leases. All of the leases to which Cyber Acquisition is a party are in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the Court before which any proceeding therefor may be brought.

     (m) Assets. The document titled "Cyber Acquisition's ASSETS" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all machinery, equipment, furniture, leasehold improvements fixtures, vehicles, structures, owned or leased by Cyber Acquisition, any related capitalized items or other tangible property material to the business of Cyber Acquisition (the "Tangible Assets"). Except as set forth in this document, Cyber Acquisition holds all rights, title and interest in all the properties, interests and assets, real, personal and mixed, free and clear of all liens, pledges, mortgage, security interests, conditional sales contracts or any other encumbrances or liens for current taxes not yet delinquent.

     (n) Accounts Receivable. All of Cyber Acquisition's accounts and other receivables or thereafter acquired are collectible in full, less any reserves set up for doubtful receivables on its books.

     (o) Inventories. Cyber Acquisition's inventories, as applicable, or thereafter acquired are valued at cost or market and consist of items which are of a quality and quantity usable and/or saleable in the ordinary course of Cyber Acquisition's business.

     (p) Liabilities. Cyber Acquisition's Liabilities as of the date of this Agreement are as set forth in the Financial
Statements of Cyber Acquisition attached hereto and made a part


/6/


hereof,

     (q) Conduct of Business. Cyber Acquisition shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 2 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by Cyber Acquisition at the Effective Date shall have been satisfied. Cyber Acquisition shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

     (r) Unusual Events. Until the Effective Date, Cyber Acquisition shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to Cyber Group until the date Cyber Acquisition delivers it to Cyber Group, unless agreed to in writing by Cyber Group.

     (s) Changes in Business Relationship. Cyber Acquisition is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

     (t) Full Disclosure. No representation or warranty of Cyber Acquisition and no statement contained in any document incorporated by reference and made part of this Agreement furnished by Cyber Acquisition to Cyber Group pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide Cyber Group with full information as to Cyber Acquisition and its affairs.

     (u) Status of Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 2 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

Section  3.

     Representations and Warranties Of Cyber Group.

     (a) Reporting Company. Cyber Group is required to and does file reports with the


/7/


Securities and Exchange Commission ("SEC") pursuant to Section 13 (a) or 15 (d) of The Securities Exchange
Act of 1934, and Cyber Group is current with respect to all reports required to be filed with the SEC.

     (b)  Capitalization.  As at the Effective Date, Cyber
Group's entire capitalization shall consist of:

          (i) 50,000,000 shares of Common Stock, Par Value $.001 per share, of which 38,600,000 shares are issued and outstanding; and

          (ii) 5,000,000 shares of Preferred Stock, Par Value
     $0.001 per share, no shares of which are issued or outstanding.

     As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of Cyber Group is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non- assessable. As of the date of this Agreement and as at Effective Date, all outstanding subscriptions, rights, options, warrants or other agreements obligating Cyber Group to issue, sell or transfer any stock or other securities of Cyber Group, are as is set forth in the Financial Statements of Cyber Group attached hereto.

     (c) Organization and Authority. Cyber Group is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its property and assets and to conduct its business in the manner and the places in which it is now conducted.

     (d) Corporate Action. All corporate action necessary on the part of Cyber Group to authorize the execution and delivery to Cyber Group of this Agreement and the Articles of Merger and the performance of its obligations thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of Cyber Group enforceable in accordance with their respective terms. The execution and delivery of and the consummation of the transactions provided for in this Agreement and the Articles of Merger will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or Bylaws of Cyber Group, as applicable, any provision of law, or any judgment, order or decree of any court or agency or government, applicable to Cyber Group, or result in a breach of, default under, or acceleration of any obligation under any indenture or agreement to which Cyber Group is a party.

     (e) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term or any contract or other instrument to which Cyber


/8/


Group is a party or of any judgment,
decree, order, statute, rule or regulation applicable to Cyber Group, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of Cyber Group under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

     (f) Compliance with Laws. Cyber Group has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its status as a public company.

     (g) Articles of Incorporation and Bylaws. Cyber Group's Articles of Incorporate and Bylaws and any amendments to each, are true, correct and complete. The minute books of Cyber Group contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions; referred to therein.

     (h) Financial Statements and Liabilities. Cyber Group's Financial Statements set forth in its reports filed with the SEC are true and correct, and, together with the disclosure made in said Reports, fully disclose all of Cyber Group's assets and liabilities.

     (i) Disclosures. No representation or warranty of Cyber Group in this Agreement, and no statement contained in any document incorporated by reference and made a part of this Agreement or other document furnished or to be furnished by Cyber Group to Cyber Acquisition pursuant hereto or in connection with the transactions contemplated hereby contains or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make it not misleading or necessary to provide Cyber Acquisition with full information as to Cyber Group and its affairs.

     (j) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of Cyber Group; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Cyber Group, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Cyber Group's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by Cyber Acquisition) or mortgage or pledge by Cyber Group of any properties or assets.

     (k) Taxes. Cyber Group has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and


/9/


property taxes)
for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

     (l) Agreements. The document titled "Cyber Group's MATERIAL CONTRACTS" which shall be incorporated by reference into this Agreement sets forth any material contract or arrangement to which Cyber Group is a party or by or to which it or its assets, properties or business are bound or subject whether oral or written. All of the agreements set forth in said document are valid, binding enforceable, subsisting agreements, in full force and effect. Cyber Group is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute default thereunder).

     (m) Insurance Policies. The document titled "Cyber Group's INSURANCE POLICIES" which shall be incorporated by reference and made part of this Agreement contains a complete and correct list and summary description of all insurance policies held by Cyber Group and in force and effect at the date hereof, including but not limited to key-man insurance, workers' compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance.

     (n) Labor Relations. Cyber Group is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of Cyber Group's employees.

     (o) Conduct of Business. Between the date of this Agreement and the Effective Date, Cyber Group shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 3 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by Cyber Group at the Effective Date shall have been satisfied. Cyber Group shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

     (p) Unusual Events. Until the Effective Date, Cyber Group shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to Cyber Acquisition until the date Cyber Group delivers it to Cyber Group, unless agreed to in writing by Cyber Acquisition.


/10/


     (q) Changes in Business Relationship. Cyber Group is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

     (r) Full Disclosure. No representation or warranty of Cyber Group and no statement contained in any document incorporated by reference and made part of this Agreement furnished by Cyber Group to Cyber Acquisition pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide Cyber Acquisition with full information as to Cyber Group and its affairs.

     (s) Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 3 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

Section 4.

     Covenants of Cyber Acquisition.

     (a) Conduct of Business. From the date of this Agreement through the Effective Date, Cyber Acquisition shall conduct its business in the ordinary course.

     (b) Preservation of Business. From the date hereof through the Effective Date, Cyber Acquisition shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

     (c) Insurance. Cyber Acquisition at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

     (d) Litigation. Cyber Acquisition shall promptly notify Cyber Group of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of Cyber Group.


/11/


     (e) Compliance with Laws. Cyber Acquisition will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of Cyber Acquisition for shares of capital stock of Cyber
Acquisition, as contemplated by this Agreement

     (f) Continued Effectiveness of Representations and Warranties. From the date hereof through the Effective Date, Cyber Acquisition shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

          (i) promptly give notice to Cyber Group of any event,
     condition or   circumstances occurring from the date hereof
     through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

          (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

Section  5.

     Covenants of Cyber Group.

     (a) Conduct of Business. From the date of this Agreement through the Effective Date, Cyber Acquisition shall conduct its business in the ordinary course.

     (b) Preservation of Business. From the date hereof through the Effective Date, Cyber Acquisition shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

     (c) Insurance. Cyber Acquisition at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

     (d) Compliance with Laws. Cyber Group will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of Cyber
Acquisition for shares of capital stock of Cyber Group, as contemplated by this Agreement


/12/


     (e) Litigation. Cyber Group shall promptly notify Cyber Acquisition of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of Cyber Group.

     (f) Continued Effectiveness of Representations and Warranties. From the date hereof to the Effective Date, Cyber Group shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

          (i) promptly give notice to Cyber Acquisition of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

          (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

     (g) Dissenter's Rights. Cyber Group understands that, as the owner/shareholder of Cyber Acquisition, it may have Dissenter's Rights under Nevada law. However, as the sole owner/shareholder of Cyber Acquisition, Cyber Group declares that Dissenter's Rights shall not be demanded prior to or after the Effective Date pursuant to the provisions of Nevada Law, if any, as to dissenters' rights, and by signing this Agreement, Cyber Group waives dissenters' rights, if any, under Nevada law.


Section 6.

     Conditions to the Obligations of Cyber Group.

     The obligations of Cyber Group to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of every one of the following conditions, any of which Cyber Group may in its sole discretion waive:

     (a) Representations and Warranties. The representations and warranties of Cyber Acquisition set forth in Section 2 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by Cyber Acquisition pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.


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     (b)  Performance of Cyber Acquisition.  Cyber Acquisition
shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

(c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

     (d) Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements which may be required in connection with the performance by the Parties hereto of their obligations under such contacts or other agreements shall have been obtained.

     (e) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of Cyber Group, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Cyber Acquisition.

     (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of Cyber Acquisition which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

     (g) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of Cyber Group make it inadvisable to consummate such transaction.

     (h) Compliance Certificate. Cyber Group shall have received a Certificate signed by the President of Cyber
Acquisition dated as of the Effective Date and satisfactory in form and substance to Cyber Group certifying to the fulfillment of the conditions specified in Section 6.


Section 7.

     Conditions to the Obligations of Cyber Acquisition.


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     The obligations of Cyber Acquisition to consummate this
Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of each and every one of the following conditions, any of which Cyber
Acquisition may in its sole discretion waive:

     (a) Representations and Warranties. The representations and warranties of Cyber Group set forth in Section 3 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by Cyber Group pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

     (b) Performance of Cyber Group. Cyber Group shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

     (c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

     (d) Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements which may be required in connection with the performance by the Parties hereto of their obligations under such contacts or other agreements shall have been obtained.

     (e) Litigation. No action, Suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of Cyber Acquisition, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Cyber Group.

     (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of Cyber Acquisition which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

     (g) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions


/15/


contemplated hereby, which in
the opinion of Cyber Acquisition make it inadvisable to consummate such transaction.

     (h) Securities Certificates. At the Effective Date, each Shareholder and Debenture Holder of Cyber Acquisition shall receive a certificate or certificates representing the number of shares of common stock and/or Debentures of Cyber Group to which they are entitled.

     (i) Compliance Certificate. Cyber Acquisition shall have received a certificate signed by the President of Cyber Group dated as of the Effective Date and satisfactory in form and substance to Cyber Group certifying to the fulfillment of the conditions specified in Section 7.


Section 8.

     Survival of Representations and Warranties.

     All representations, warranties, agreements, covenants, and obligations herein made by or in any of the documents incorporated by reference and made a part of this Agreement shall be deemed to have been relied upon by each of the other parties, shall survive the Effective Date for a period of two years thereafter, and shall not merge in the performance of any obligation by any party hereto.


Section 9.

     Termination.

     (a) This Agreement may be terminated at any time prior to
the filing of the Articles of Merger in the office of the
Secretary of the State of Nevada by:

          (i)  Mutual consent of Cyber Acquisition and Cyber
     Group;

          (ii) Cyber Group if, at the Effective Date, any of the conditions set forth in Section 6 shall not have been satisfied;

          (iii) Cyber Acquisition if, at the Effective Date, any of the conditions set forth in Section 7 shall not have been satisfied;

          (iv) Cyber Group, if Cyber Acquisition has breached any material representation warranty, covenant or agreement contained in this Agreement;


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          (v)  Cyber Acquisition, if Cyber Group has breached any
     material representation, warranty, covenant or agreement contained in this Agreement;

          (vi) Cyber Group, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement;
     and

          (vi) Cyber Acquisition, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement;

     (b) If this Agreement shall be terminated as provided in
Section 9 (a), the Articles of merger shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

Section 10.

     Indemnification.

     (a) Obligation of Cyber Acquisition to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, Cyber Acquisition, its respective officers, directors and employees hereby agree to indemnify, defend and hold Cyber Group harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Cyber Acquisition contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

     (b) Obligation of Cyber Group to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, Cyber Group, its respective officers, directors and employees, hereby agree to indemnify, defend and hold Cyber Acquisition harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Cyber Group contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.


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Section 11.

     Miscellaneous.

     (a) Notices. Any notice, request, demand or other communication which is required to or may be given under this Agreement shall be in writing, and shall be sufficiently given if delivered in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     If to Cyber Group:

          Thomas Hobson,  President
          The Cyber Group Network Corp.
          720 East Carnegie Drive
          Suite 200
          San Bernardino, CA 92408
          Facsimile Telephone Number (909) 890 - 5849

     with a copy (which shall not constitute notice) to:

          Leah Cunningham, Secretary
          The Cyber Group Network Corp.
          720 East Carnegie Drive
          Suite 200
          San Bernardino, CA 92408
          Facsimile Telephone Number (909) 890 - 5849


     If to Cyber Acquisition:

          Thomas Hobson, President
          CGN Acquisitions Corporation
          720 East Carnegie Drive
          Suite 200
          San Bernardino, CA 92408
          Facsimile Telephone Number (909) 890 - 5849

     with a copy (which shall not constitute notice) to:

          Leah Cunningham, Secretary
          CGN Acquisitions Corporation


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          720 East Carnegie Drive
          Suite 200
          San Bernardino, CA 92408
          Facsimile Telephone Number (909) 890 - 5849

or to such other address as a party may have specified in writing to the other parties using the procedures specified above in this
Section 7.2.

     Notice shall be deemed to have been given when actually received by the addressee or recipient of the writing in question. When giving notice under this Agreement, time shall be calculated to, or from, as the case may be, the date of: (a) personal delivery, (b) delivery by certified mail, Federal Express or other method by which the delivery date can be verified successfully, or (c) facsimile transmission, in which case the successful transmission confirmation receipt from the sender's facsimile machine shall be presumptive evidence of successful facsimile delivery.

     (b) Fees and Expenses. Each of the Parties will bear its own costs and expenses in connection with the negotiation and the consummation of this Agreement.

     (c) Amendment. This Agreement may be amended by mutual agreement of the Parties at any time prior to the Effective Date.
All amendments must be in writing equal in dignity to this Agreement.

     (d) Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use it best efforts to fulfill or obtain the fulfillment of the conditions.

     (e) Law Governing. This Agreement shall be deemed to have been entered into under the Laws of the State of California and the rights and obligations of the parties hereunder shall be governed and determined according to the Laws of California without regard to applicable conflicts of laws.

     (f) Resolution of Disputes - Arbitration. All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in San Bernardino County, California, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in


/19/


force for resolution of commercial
disputes.

     The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

     Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

     (g) Entire Agreement and Counterparts. This Agreement and the documents incorporated by reference and made a part of it and any other instruments and agreements to be delivered in conjunction herewith constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersede all prior agreements and understandings, whether written or oral, of the Parties with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     (h) Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

     (i) Waiver of Notice and Mailing.  Pursuant to Section
92A.180.3. NRS, Cyber Group as the sole shareholder of its subsidiary, Cyber Acquisition, has, and does hereby waive, the Plan Summary notice and mailing requirements set forth in Section
92A.180. NRS.

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto under their respective seals, as of the day and year first above written.


                                        CYBER GROUP:


                              THE CYBER GROUP NETWORK CORP.


                          By: /s/ Thomas Hobson_____________
                                   Thomas Hobson, President


/20/


                          By: /s/ Leah Cunningham____________
                                   Leah Cunningham, Secretary



                                        CYBER ACQUISITION:


                              CGN ACQUISITIONS CORPORATION



                          By: /s/ Thomas Hobson_____________
                                   Thomas Hobson, President



                          By: /s/ Leah Cunningham____________
                                   Leah Cunningham, Secretary


/21/